UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)

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South Plains Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This proxy statement amendment, dated April 2, 2020 (this “Amendment No 1.”), amends the definitive proxy statement (the “proxy statement”) of South Plains Financial, Inc. (the “Company”), which was filed with the Securities and Exchange Commission on April 1, 2020, relating to the Company’s Annual Meeting of Shareholders (the “annual meeting”) to be held on May 19, 2020. The Company is providing this Amendment No. 1 solely to correct, in the “Summary Compensation Table,” the inadvertent omission of the “Stock Awards” column and the values set forth in the “Option Awards” column and to make corresponding changes to the explanatory footnotes following the table. The Summary Compensation Table and its explanatory footnotes were included in the proxy statement beginning on page 19.

No other changes have been made to the proxy statement or to the matters to be considered by the Company’s shareholders at the annual meeting. All other items of the proxy statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment No. 1 shall have the meanings assigned to such terms in the proxy statement. This Amendment No. 1 should be read in conjunction with the proxy statement. From and after the date of this Amendment No. 1, any references to the “proxy statement” are to the proxy statement as amended hereby.

The changes to the proxy statement reflected in this Amendment No. 1 are incorporated in the copy of the proxy statement sent to shareholders and also available at www.spfi.bank.

Amendment to the Summary Compensation Table

Beginning on page 19 of the proxy statement, under the heading “Summary Compensation Table,” the following revised table and explanatory footnotes replace the previously-filed table and explanatory footnotes in their entirety:

The following table sets forth information regarding the compensation paid, awarded to, or earned by each of our named executive officers for the fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings	Other Compensation ($)(3)	Total Compensation ($)
Curtis C. Griffith Chairman of the Board and Chief Executive Officer	2019	$366,088	$-	$-	$121,367	$307,800	$-	$49,751	$845,006
	2018	$402,796	$47,790		$-	$-		$60,391	$510,997
Cory T. Newsom President	2019	$700,474	$-	$999,993	$148,698	$472,500	$-	$63,117	$2,384,782
	2018	$766,956	$104,215		$-	$-	$-	$62,022	$933,193
Steven B. Crockett(4) Chief Financial Officer	2019	$303,384	$3,480	$144,992	$125,778	$170,520	$-	$30,131	$778,285
Kelly L. Deterding(4) President of Windmark Insurance	2018	$110,893	$12,370		$-	$507,298	$-	$11,791	$642,352
(1)
Reflects the aggregate grant date fair value, determined in accordance with applicable FASB ASC Topic 718, of equity-based awards made during the 2019 fiscal year.  The discussion of the assumptions used in calculating the aggregate grant date fair value of the equity-based awards can be found in Footnote 10 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2019.

(2)	Amounts represent annual incentive bonuses that were earned in 2019. For a description of annual incentive bonuses for 2019, see “Annual Cash Incentive Compensation” below.

(3)
We provide our NEOs with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation structure. The amounts in this column for fiscal year 2019 include:

•
For Mr. Griffith: director fees of $14,866, vehicle expenses of $14,985, Company-paid health incentives of $24, a contribution for our ESOP of $14,131 and excess contributions of $2,969 paid in cash and Company-paid premiums for group insurance of $2,776.

•
For Mr. Newsom: director fees of $14,866, vehicle expenses of $6,352, a contribution for our ESOP of $11,550 and excess contributions of $18,375 paid in cash, Company-paid premiums for group insurance of $1,232 and home security and country-club dues of $10,742.

•
For Mr. Crockett: vehicle expenses of $15,000, a contribution for our ESOP of $13,275 and excess contributions of $500 paid in cash, Company-paid premiums for group insurance of $836 and home security of $520.

(4)
Mr. Crockett was newly designated as a Named Executive Officer for the fiscal year 2019. Mr. Deterding was not a Named Executive Officer for the fiscal year 2019, but was a Named Executive Officer in the fiscal year 2018.